EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03787, 333-03789, 333-64961, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160, 333-110140, 333-121720, 333-125714, 333-184885 and 333-188744) and Form S-3 (No. 333-208074) of Southwestern Energy Company of our report dated February 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
February 25, 2016